Exhibit 99.2

Contact:	Stephen R. Attwood Senior Vice President and Chief Financial Officer 800-282-2031 ext. 7129

Quality Distribution, Inc. Announces Private Exchange Offers and

Consent Solicitations and Retail Tender Offer for

Quality Distribution, LLC and QD Capital Corporation Debt Securities

TAMPA, FL – August 28, 2009

Quality Distribution, Inc. (NASDAQ: QLTY) (“QDI”) announced today that its wholly owned subsidiaries, Quality Distribution, LLC (“QD LLC”) and QD Capital Corporation (together with QD LLC, the “Issuers”) are commencing private exchange offers (the “Exchange Offers”) to exchange (a) the Issuers’ new 10% Senior Notes due 2013 (the “New Senior Notes”) and, in certain cases, certain cash consideration for any and all of the Issuers’ Senior Floating Rate Notes due 2012, Series A (the “Old Series A Notes”) and Senior Floating Rate Notes due 2012, Series B (the “Old Series B Notes” and, together with the Old Series A Notes, the “Old Senior Notes”) and (b) either (i) the Issuers’ 11% Senior Subordinated PIK Notes due 2013 (the “New Subordinated Notes” and, together with the New Senior Notes, the “New Notes”), or (ii) cash consideration up to a combined aggregate maximum of $7.5 million (the “Cash Pool”) for the Retail Tender Offer (as defined below) and such Exchange Offer (and, if the Cash Pool is exhausted and the cash consideration is prorated, an amount of New Subordinated Notes) for any and all of the Issuers’ properly tendered and accepted outstanding 9% Senior Subordinated Notes due 2010 (the “Old Subordinated Notes” and, together with the Old Senior Notes, the “Old Notes”).

The purpose of the Offers is to extend the weighted average maturity of the Issuers’ outstanding indebtedness and provide adequate financial flexibility for QDI as it executes its operating strategies in an extremely challenging economic environment.

The following table sets forth the material economic terms of the Exchange Offers:

Consideration per $1,000 Principal Amount of Old Notes Tendered
CUSIP/ISIN	Outstanding Principal Amount (in millions)	Title of Old Notes to be Tendered	Title of New Notes to be Issued	Total Consideration if Tender and Consent Prior to or on the Consent Date	Exchange Consideration if Tender and Consent After the Consent Date
74756TAF4 / US74756TAF49	$ 85.000	Issuers’ Senior Floating Rate Notes due 2012, Series A	Issuers’ 10% Senior Notes due 2013	$1,000.00 in New Senior Notes and $10.00 in cash	$910.00 in New Senior Notes

74756TAH0 / US74756TAH05	$ 50.000	Issuers’ Senior Floating Rate Notes due 2012, Series B	Issuers’ 10% Senior Notes due 2013	$1,000.00 in New Senior Notes and $10.00 in cash	$910.00 in New Senior Notes

74756TAD9 / US74756TAD90	$ 99.761	Issuers’ 9% Senior Subordinated Notes due 2010	Issuers’ 11% Senior Subordinated PIK Notes due 2013	Either (i) $1,000.00 in New Subordinated Notes or (ii) $600.00 (subject to proration) in cash and if prorated, New Subordinated Notes as calculated below*	Either (i) $900.00 in New Subordinated Notes or (ii) $500.00 (subject to proration) in cash and if prorated, New Subordinated Notes as calculated below*

*	Holders of the Old Subordinated Notes that tender Old Subordinated Notes in the Exchange Offers can elect either to receive consideration entirely in the form of New Subordinated Notes (the “Note Only Option”) or to receive cash consideration (subject to proration, as described below) (the “Cash Option”). In connection with an election to participate in the Cash Option, the amount of cash to be received will be determined on a per Old Subordinated Note basis based on the aggregate amount of Old Subordinated Notes submitted for the Cash Option, subject to maximum total aggregate cash consideration in an amount equal to $7.5 million less the amount of any cash paid in the concurrent Retail Tender Offer (“Maximum Aggregate Cash Consideration”). In the event of proration, Holders of Old Subordinated Notes that elect the Cash Option will receive cash with respect to a pro rata portion of their Old Subordinated Notes, such that the Maximum Aggregate Cash Consideration is fully utilized. In exchange for the remaining principal amount of such holders’ Old Subordinated Notes, such holders will receive $1,000.00 in New Subordinated Notes if the tender and Consent (as defined below) is made prior to or on the Consent Date (as defined below), and $900.00 in New Subordinated Notes if the tender and Consent is made after the Consent Date.

Concurrently with the Exchange Offers, the Issuers are commencing a tender offer (the “Retail Tender Offer” and, together with the Exchange Offers, the “Offers”) to purchase, with up to $7.5 million of cash, properly tendered and accepted outstanding Old Subordinated Notes. Holders of Old Subordinated Notes participating in the Retail Tender Offer and holders of Old Subordinated Notes electing the Cash Option will be paid out of the same $7.5 million of cash consideration, and participants in the Retail Tender Offer will be given priority over participants electing the Cash Option. The following table sets forth the material economic terms of the Retail Tender Offer:

			Consideration per $1,000 Principal Amount of Notes Tendered
CUSIP/ISIN	Outstanding Principal Amount (in millions)	Title of Notes to be Tendered	Total Consideration if Tender Prior to or on the Early Tender Date	Tender Offer Consideration if Tender After the Early Tender Date
74756TAD9 / US74756TAD90	$99.761	Issuers’ 9% Senior Subordinated Notes due 2010	$600.00	$500.00

The New Senior Notes and the New Subordinated Notes will have substantially the same terms as the Old Senior Notes (with the exception of certain modifications described in the confidential offering memorandum and consent solicitation statement (the “Offering Memorandum”) prepared in connection with the Exchange Offers, including modifications to the interest rate, the restricted payments covenant and the redemption premiums, and the addition of a mandatory redemption requirement) and the Old Subordinated Notes, respectively, but will not be fungible with or exchangeable for such notes. The New Notes will be fully and unconditionally guaranteed by QDI and each of our existing and future material U.S. restricted subsidiaries. The New Notes are not and will not be, however, guaranteed by our foreign subsidiaries or our unrestricted subsidiaries. The coupon on the New Senior Notes will be payable in cash at 10.0% per annum. The coupon on the New Subordinated Notes will be 11.0% per annum, payable 9.0% in cash and 2.0% in the form of additional New Subordinated Notes.

In connection with the Exchange Offers, the Issuers are soliciting (the “Consent Solicitations”) consents (“Consents”) from holders of the Old Notes to certain proposed amendments, which would eliminate or waive substantially all of the restrictive covenants contained in the indentures and the Old Notes themselves, eliminate certain events of default, modify covenants regarding mergers and consolidations, and modify or eliminate certain other provisions contained in the indentures and the Old Notes. Holders of the Old Notes may not tender their Old Notes in the Exchange Offers without delivering the related Consents and Holders may not deliver Consents in the Consent Solicitations without tendering their Old Notes in the Exchange Offers. Holders may revoke their Consents only by validly withdrawing the previously tendered Old Notes to which such Consents relate.

With respect to the Exchange Offers, holders who validly tender (and do not withdraw) their Old Notes and properly deliver (and do not revoke) a Consent on or prior to 5:00 p.m., New York City time, on September 11, 2009 (the “Consent Date”) and whose Old Notes are accepted by the Issuers will receive a consent payment (i) in the case of an exchange of Old Senior Notes, of $100.00 per $1,000 principal amount of Old Senior Notes, payable $10.00 in cash and $90.00 in New Senior Notes, and (ii) in the case of an exchange of Old Subordinated Notes, of $100.00 per $1,000 principal amount of Old Subordinated Notes payable, subject to the holder’s election, in cash (subject to proration) or New Subordinated Notes (in either case, the “Consent Payment”). Holders who tender their Old Notes in the Exchange Offers and deliver their Consents after the Consent Date will not receive the Consent Payment. The Consent Payment is included in, and is not in addition to, the total consideration set forth in the column “Total Consideration if Tender and Consent Prior to or on the Consent Date” on the table describing the material economic terms of the Exchange Offers.

With respect to the Retail Tender Offer, holders who validly tender (and do not withdraw) their Old Subordinated Notes on or prior to 5:00 p.m., New York City time, on September 11, 2009 (the “Early Tender Date”) and whose Old Subordinated Notes are accepted by the Issuers will receive cash consideration in the amount of $600.00 per $1,000.000 principal amount of Old Subordinated Notes. Holders who tender their Old Subordinated Notes in the Retail Tender Offer after the Early Tender Date will receive cash consideration of $500.00 per $1,000.00 principal amount of Old Subordinated Notes.

The Exchange Offer for Old Senior Notes is conditioned on a minimum principal amount of at least 80% of the outstanding principal amount of the Old Senior Notes being tendered and also on the receipt of the requisite Consents to the proposed amendments with respect to all series of Old Notes, and the Exchange Offer for Old Subordinated Notes is conditioned on a minimum principal amount of at least 90% of the outstanding principal amount of the Old Subordinated Notes being tendered in the applicable Exchange Offer and the Retail Tender Offer on a combined basis. The Retail Tender Offer is conditioned on a minimum principal amount of at least 90% of the outstanding principal amount of the Old Subordinated Notes being tendered in the Retail Tender Offer and the applicable Exchange Offer on a combined basis, as well as the consummation of both Exchange Offers. The Exchange Offers are subject to certain other conditions, as more fully described in the Offering Memorandum, and the Retail Tender Offer is subject to certain other conditions, as more fully described in the confidential offer to purchase (the “Offer to Purchase”) prepared in connection with the Retail Tender Offer. In addition, the Issuers have the right to terminate or withdraw any of the Exchange Offers or the Retail Tender Offer at any time and for any reason, including if any of the conditions described in the Offering Memorandum or the Offer to Purchase, as applicable, are not satisfied.

Holders of approximately 40% of the Old Series A Notes, holders of approximately 76% of the Old Series B Notes and holders of approximately 31% of the Old Subordinated Notes, have agreed to tender into the Exchange Offers, subject to certain terms and conditions.

Each of the Exchange Offers and the Retail Tender Offer will expire at midnight, New York City time, on September 25, 2009, unless any of them is extended (such time and date, as the same may be extended, the “Expiration Date”).

Tenders in any of the Offers may be withdrawn prior to 5:00 p.m., New York City time, on September 11, 2009 unless extended by the Issuers (such time and date, as the same may be extended, the “Withdrawal Deadline”). Holders may withdraw Old Notes tendered in any of the Offers at any time prior to the Withdrawal Deadline but holders may not withdraw Old Notes tendered in any of the Offers, on or thereafter. A withdrawal of Old Notes tendered in the Exchange Offer will be deemed revocation of the related Consent. In order for a holder to revoke a Consent delivered in connection with either Exchange Offer, such holder must withdraw the related tender of Old Notes.

The terms of the Exchange Offers and the Consent Solicitations are described more fully in the Offering Memorandum. The terms of the Retail Tender Offer are described more fully in the Offer to Purchase.

The New Notes will accrue interest from and including the settlement date. Holders who exchange Old Subordinated Notes for New Subordinated Notes in the Exchange Offers will receive accrued and unpaid interest to, but not including, the settlement date, in the form of New Subordinated Notes. Holders who tender Old Subordinated Notes in the Retail Tender Offer will receive accrued and unpaid interest to, but not including, the payment date, in the form of cash.

***

The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Exchange Offers are being made only to qualified institutional buyers and accredited investors and to certain non-U.S. investors located outside the United States. The Retail Tender Offer is being made only to persons who are not eligible to participate in the Exchange Offers. The Offers are made only by, and pursuant to, the terms set forth in the Offering Memorandum or the Offer to Purchase, as applicable, and the information in this press release is qualified by reference to the Offering Memorandum, the letter of transmittal accompanying the Offering Memorandum, the Offer to Purchase and the letter of transmittal accompanying the Offer to Purchase. Subject to applicable law, the Issuers may amend, extend or terminate the Offers.

Documents relating to the Exchange Offers, including the Offering Memorandum, will only be distributed to holders who complete and return a letter of eligibility confirming that they are within the category of eligible investors for the Exchange Offers. Documents relating to the Retail Tender Offer, including the Offer to Purchase, will only be distributed to holders who complete and return a letter confirming that they are within the category of eligible investors for the Retail Tender Offer.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About QDI

Headquartered in Tampa, Florida, Quality Distribution, Inc. through its subsidiaries, Quality Carriers, Inc. and Boasso America Corporation, and through its affiliates and owner-operators, provides bulk transportation and related services. Quality Distribution also provides tank cleaning services to the bulk transportation industry through its QualaWash® facilities. Quality Distribution is a core carrier for many of the Fortune 500 companies that are engaged in chemical production and processing.

This release contains certain forward-looking information that is subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. Without limitation, additional risks and uncertainties regarding forward-looking statements include the effect of local and national economic, credit and capital market conditions on the economy in general, and on the industries in which we operate in particular; recent turmoil in credit and capital markets; access to available and reasonable financing on a timely basis; the availability of diesel fuel; adverse weather conditions; competitive rate fluctuations; our substantial leverage and restrictions contained in our debt arrangements and interest rate fluctuations in our floating rate indebtedness; the cyclical nature of the transportation industry due to various economic factors such as excess capacity in the industry, the availability of qualified drivers, changes in fuel and insurance prices, interest rate fluctuations, and downturns in customers’ business cycles and shipping requirements; changes in demand for our services due to the cyclical nature of our customers’ businesses; potential disruption at U.S. ports of entry; our dependence on affiliates and owner-operators and our ability to attract and retain drivers; changes in the future, or our inability to comply with, governmental regulations and legislative changes affecting the transportation industry; our material exposure to both historical and changing environmental regulations and the increasing costs relating to environmental compliance; our liability as a self-insurer to the extent of our deductibles, as well as our ability or inability to reduce our claims exposure through insurance due to changing conditions and pricing in the insurance marketplace; the cost of complying with existing and future anti-terrorism security measures enacted by federal, state and municipal authorities; increased unionization, which could increase our operating costs or constrain operating flexibility; changes in senior management; our ability to successfully manage workforce restructurings; our ability to successfully integrate acquired businesses and converted affiliates; and interests of Apollo, our largest shareholder, which may conflict with your interests. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in the Company’s Annual Report on Form 10–K for the year ended December 31, 2008 and its Quarterly Reports on Form 10–Q, as well as other reports filed with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.